1940 Act File No. 811-7996

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C.  20549

                             FORM N-1A

                 REGISTRATION STATEMENT UNDER THE
                  INVESTMENT COMPANY ACT OF 1940               [X]
                        Amendment No. 10                       [X]
                 (check appropriate box or boxes)

                        SR&F BASE TRUST
   (Exact Name of Registrant as Specified in Declaration of Trust)

          One South Wacker Drive, Chicago, Illinois  60606
              (Address of Registrant's Principal Offices)

                        1-800-338-2550
         (Registrant's Telephone Number, Including Area Code)

       Heidi J. Walter            Cameron S. Avery
       Vice-President and         Bell, Boyd & Lloyd
          Secretary               Three First National Plaza
       SR&F Base Trust            70 W. Madison Street, Suite 3300
       One South Wacker Drive     Chicago, Illinois  60602
       Chicago, Illinois  60606
                         (Agents for Service)

                         EXPLANATORY NOTE


This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 ("1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

                              PART A

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form
N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
-------------------------------------------
INTRODUCTION


SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Beneficial interests in Base Trust (the "Interest" or "Interests") are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Base Trust may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act. Currently, 13 series of Base Trust are authorized and outstanding.

The series of Base Trust are referred to collectively as the "Portfolios." SR&F Municipal Money Portfolio and SR&F High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, and SR&F International Portfolio are referred to collectively as the "Equity Portfolios."

Throughout this registration statement, information concerning the respective Portfolios is incorporated by reference to the prospectuses and statements of additional information ("SAIs") contained in the Registration Statements on Form N-1A relating to shares of the respective feeder funds that invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:

Portfolio                             Feeder Fund         Registration Statement
-------------------------------------------------------------------------------------
SR&F Municipal Money         Stein Roe Municipal Money    Stein Roe Municipal Trust,
    Market Portfolio         Market Fund                  1933 Act File No. 2-99356,
SR&F High-Yield Municipals   Stein Roe High-Yield         1940 Act File No. 811-4367,
  Portfolio                    Municipals Fund            CIK 0000773757
-------------------------------------------------------------------------------------
SR&F Cash Reserves Portfolio Stein Roe Cash Reserves Fund Stein Roe Income Trust,
SR&F Intermediate Bond       Stein Roe Intermediate       1933 Act File No. 33-02633,
  Portfolio                    Bond Fund                  1940 Act File No. 811-4552,
SR&F Income Portfolio        Stein Roe Income Fund        CIK 0000787491
SR&F High Yield Portfolio    Stein Roe High Yield Fund
--------------------------------------------------------------------------------------
SR&F Balanced Portfolio      Stein Roe Balanced Fund      Stein Roe Investment Trust,
SR&F Growth & Income         Stein Roe Growth &           1933 Act File No. 33-11351,
  Portfolio                    Income Fund                1940 Act File No. 811-4978,
SR&F Growth Stock Portfolio  Stein Roe Growth Stock Fund  CIK 0000809558
SR&F Growth Investor         Stein Roe Young Investor
  Portfolio                    Fund
SR&F Special Portfolio       Stein Roe Special Fund
SR&F Special Venture         Stein Roe Special Venture
  Portfolio                    Fund
SR&F International Portfolio Stein Roe International Fund
--------------------------------------------------------------------------------------

OBJECTIVES AND BASIC INVESTMENT STRATEGY, RISK FACTORS, INVESTMENT
RESTRICTIONS

Registrant incorporates by reference information concerning each Portfolio's investment objectives, investment practices and risk factors associated with investments in the Portfolio in the sections entitled "Investment Policies," "Investment Objectives and Strategies," "Investment Restrictions," and "Risks and Investment Considerations" in the prospectus of its Feeder Fund.


ITEM 5.  MANAGEMENT OF BASE TRUST.
---------------------------------
TRUSTEES
The Board of Trustees of Base Trust has overall management responsibility for the Trust and each Portfolio. See Part B for the names of and other information about the trustees and officers.

ADVISER

Base Trust has retained the services of Stein Roe & Farnham Incorporated ("Stein Roe"), One South Wacker Drive, Chicago, Illinois 60606, as investment adviser and administrator of each Portfolio. Stein Roe is responsible for the investment management and administration of each Portfolio, subject to the direction of the Board of Trustees. Stein Roe is registered as an investment adviser under the Investment Advisers Act of 1940. Stein Roe was organized in 1986 to succeed to the business of Stein Roe & Farnham, a partnership that had advised and managed mutual funds since 1949. Stein Roe is a wholly owned indirect subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which in turn is a majority owned indirect subsidiary of Liberty Mutual Insurance Company.

Stein Roe's mutual funds and institutional asset management businesses are managed together with its affiliate, Colonial Management Associates, Inc. ("CMA"). A single management team includes employees of each company. CMA is a registered investment adviser serving mutual funds and institutions. Certain officers of CMA also are officers of Stein Roe in their roles as managers of the combined business. CMA shares personnel, facilities and systems with Stein Roe that Stein Roe uses in providing services to the Portfolios.


INVESTOR SERVICES

SteinRoe Services Inc. ("SSI"), One South Wacker Drive, Chicago,
Illinois 60606, a wholly owned indirect subsidiary of Liberty
Financial, provides certain investor accounting and recordkeeping services to each Portfolio.


PORTFOLIO MANAGERS

Veronica M. Wallace, manager of SR&F Municipal Money Portfolio since its inception in 1995, has been a vice president of Stein
Roe since March 1998 and was formerly a trader in taxable money market instruments for Stein Roe.

Maureen G. Newman is portfolio manager of SR&F High-Yield
Municipals Portfolio effective November 1, 1998. Ms. Newman is jointly employed by CMA and Stein Roe (each of which is an indirect wholly owned subsidiary of Liberty Financial). She has managed tax-exempt funds for CMA since May 1996. Prior to joining CMA, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996.

Jane M. Naeseth, manager of SR&F Cash Reserves Portfolio since its inception in 1998, is a senior vice president of Stein Roe.

Michael T. Kennedy, manager of SR&F Intermediate Bond Portfolio since its inception in 1998, is a senior vice president of Stein
Roe.

Stephen F. Lockman, manager of SR&F High Yield Portfolio since 1997 and SR&F Income Portfolio since its inception in 1998, is a senior vice president of Stein Roe and has been employed by Stein Roe since January 1994. He served as a portfolio manager for the Illinois State Board of Investment from 1987 to 1994.

Harvey B. Hirschhorn, manager of SR&F Balanced Portfolio since its inception in 1997, is executive vice president and chief economist and investment strategist of Stein Roe.

Daniel K. Cantor, manager of SR&F Growth & Income Portfolio since its inception in 1997, is a senior vice president of Stein Roe.

Erik P. Gustafson and David P. Brady have been co-managers of SR&F Growth Investor Portfolio since its inception in 1997. Mr.
Gustafson is a senior vice president of Stein Roe and Mr. Brady is a vice president of Stein Roe. SR&F Growth Stock Portfolio has been managed by Mr. Gustafson since its inception in 1997.

M. Gerard Sandel has been manager of SR&F Special Portfolio and senior vice president of Stein Roe since July 1997. Prior to joining Stein Roe, Mr. Sandel was vice president of M&I Investment Management Corporation.

Portfolio managers for SR&F Special Venture Portfolio since October 1998 are James P. Haynie and Michael E. Rega, who are jointly employed by CMA and Stein Roe. Mr. Haynie has managed or co-managed the Colonial Small Cap Value Fund since 1993. Mr. Rega has been employed by CMA as an analyst since 1993 and has co-managed the Colonial Small Cap Value Fund and another Colonial equity fund since 1996.

Portfolio manager for SR&F International Portfolio since October 1998, Gita Rao is jointly employed by CMA and Stein Roe. Ms. Rao, has co-managed the Colonial Global Equity Fund and the Colonial International Horizons Fund since 1996. Prior to joining the CMA in 1995, Ms. Rao was a research analyst at Fidelity Management & Research Company, and a Vice President in the equity research group at Kidder, Peabody and Company.


FEES AND EXPENSES


In return for its services, Stein Roe receives a monthly management fee from each Portfolio, computed and accrued daily.
The annualized rates of fees are as follows:

                                   Annual Management Fee
     Portfolio             (as a percentage of average net assets)
-------------------------   --------------------------------------
SR&F Municipal Money Portfolio 0.25%
SR&F High-Yield Municipals
  Portfolio                    0.45% up to $100 million, , 0.425%
                               next $100 million, 0.40% thereafter
SR&F Cash Reserves Portfolio   0.25% up to $500 million, 0.225%
                               thereafter
SR&F Intermediate Bond
  Portfolio                    0.350%
SR&F Income Portfolio          0.50% up to $100 million, 0.475%
                               thereafter
SR&F High Yield Portfolio      0.50% up to $500 million, 0.475%
                               thereafter
SR&F Balanced Portfolio        0.55% up to $500 million, 0.50%
                               next $500 million, 0.45% thereafter
SR&F Growth & Income Portfolio 0.60% up to $500 million, 0.55%
                               next $500 million, 0.50% thereafter
SR&F Growth Stock Portfolio    0.60% up to $500 million, 0.55%
                               next $500 million, 0.50% thereafter
SR&F Growth Investor Portfolio 0.60% up to $500 million, 0.55%
                               next $500 million, 0.50% thereafter
SR&F Special Portfolio         0.75% up to $500 million, 0.70%
                               next $500 million, 0.65% next $500
                               million, 0.60% thereafter
SR&F Special Venture Portfolio 0.75%
SR&F International Portfolio   0.85%

Under a separate agreement with Base Trust, Stein Roe provides certain accounting and bookkeeping services to each Portfolio, including computation of net asset value and calculation of net income and capital gains and losses on disposition of assets.

PORTFOLIO TRANSACTIONS

Stein Roe places the orders for the purchase and sale of portfolio securities and any options and futures transactions. In doing so, Stein Roe seeks to obtain the best combination of price and execution, which involves a number of judgmental factors. Stein Roe may use both its own trading facilities and those of CMA to place orders for the purchase and sale of portfolio securities for certain Portfolios. For trades placed through CMA, in selecting broker-dealers, Stein Roe may direct CMA to consider research and brokerage services furnished to Stein Roe.


CUSTODIAN
State Street Bank and Trust Company, 225 Franklin Street, Boston,
Massachusetts 02101, is the custodian for each Portfolio.

ITEM 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.
-----------------------------------------------------
A response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------
Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees of investors holding in the aggregate not less than 10% of the Interests in a series. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust reserves the right to create and issue a number of series, in which case investors in each series would participate solely in the earnings, dividends, and assets of the particular series. Interests in any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative rights or privileges as the trustees of Base Trust may determine. Currently, Base Trust has 13 series, each with only one class.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series. Investments in Base Trust may not be transferred, but an investor may withdraw all or a portion of his investment at any time at net asset value. Investors in any series of Base Trust (e.g., investment companies, insurance company separate accounts, and common and commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act) may be held personally, jointly and severally liable for all obligations of that series of Base Trust. However, the risk of an investor in a series incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.


It is intended that the assets, income, and distributions will be managed in such a way that an investor in a series will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in the series.


The net income of a series of Base Trust shall consist of (1) all income accrued less the amortization of any premium, on the assets of the series, less (2) all actual and any accrued expenses of the series determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a series is allocated among the investors in the series in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Under the anticipated method of operation of Base Trust, the Trust will not be subject to any federal income tax. However, each investor in a series of Base Trust will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code and regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

ITEM 7.  PURCHASE OF SECURITIES.
-------------------------------
Interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of any offer to buy any "security" within the meaning of the 1933 Act.


Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. The investor's percentage of the aggregate Interests in the Portfolio will be computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

There is no minimum initial or subsequent investment in a Portfolio.

The Portfolios and SteinRoe Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

An investment in a Portfolio may be made without a sales load.
All investments are made at net asset value next determined if an order is received by SteinRoe Services Inc., the Portfolios' investor accounting and recordkeeping agent, by the designated cutoff time. The net asset value of each Portfolio is determined as of the close of regular session trading on the New York Stock Exchange ("NYSE") (currently 3:00 p.m., Central time) every day the NYSE is open for trading ("business day"); the net asset value of SR&F Cash Reserves Portfolio is also determined at 11:00 a.m., Central time, on any such day. Net asset value is determined by dividing the difference between the values of the Portfolio's assets and liabilities by the number of shares outstanding. Net asset value will not be determined on days when the NYSE is closed unless, in the judgment of the Board of Trustees, the net asset value should be determined on any such day, in which case the determination will be made at 3:00 p.m., Central time.

Registrant incorporates by reference information on the valuation of portfolio securities from "Net Asset Value" in each Feeder
Fund's prospectus.


ITEM 8.  REDEMPTION OR REPURCHASE.
---------------------------------

An investor in a Portfolio may redeem all or any portion of its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to SteinRoe Services Inc., the Portfolios' investor servicing agent, by the designated cutoff time. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act if an emergency exists.


ITEM 9.  PENDING LEGAL PROCEEDINGS.
----------------------------------

None.

                              PART B

ITEM 10.  COVER PAGE.
--------------------

                         SR&F BASE TRUST
     Suite 3200, One South Wacker Drive, Chicago, Illinois 60606
                          800-338-2550


     Statement of Additional Information Dated October 30, 1998


This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.

ITEM 11.  TABLE OF CONTENTS.
----------------------------

Item 12.  General Information and History.....................10
Item 13.  Investment Objective and Policies...................10
Item 14.  Management of Base Trust............................10
Item 15.  Control Persons and Principal Holders of Securities.13
Item 16.  Investment Management and Administrative Services...13
Item 17.  Brokerage Allocation and Other Practices............14
Item 18.  Capital Stock and Other Securities..................14
Item 19.  Purchase, Redemption, and Pricing of Securities.....16
Item 20.  Tax Status..........................................16
Item 21.  Underwriters........................................17
Item 22.  Calculation of Performance Data.....................18
Item 23.  Financial Statements................................18


ITEM 12.  GENERAL INFORMATION AND HISTORY.
-----------------------------------------
Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.
---------------------------------------------

Part A, Item 4 contains additional information about the investment objectives and policies of each Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

Registrant incorporates by reference additional information concerning the investment policies of each Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and
Strategies," "and "Investment Restrictions" in the SAI relating to its Feeder Fund.


ITEM 14.  MANAGEMENT OF BASE TRUST.
-----------------------------------
The officers and trustees of Base Trust are listed below.

                           Position(s) held          Principal occupation(s)
Name                       with Base Trust           during past five years
------------------         ------------------------  -----------------------------------

William D. Andrews, 51 (4) Executive Vice-President Executive vice president of Stein Roe
                                                    & Farnham Incorporated (the
                                                    "Adviser")

Gary A. Anetsberger, 42    Senior Vice-President    Chief financial officer and chief
                                                    administrative officer of the Mutual
                                                    Funds division of Stein Roe; senior
                                                    vice president of Stein Roe since April
                                                    1996; vice president of Stein Roe prior thereto

William W. Boyd, 71 (2)(3) Trustee                  Chairman and director of Sterling Plumbing
                                                    (manufacturer of plumbing products)

Thomas W. Butch, 41 (1)(2) Trustee; President       President of the Mutual Funds division of Stein
                                                    Roe since March 1998; senior vice president of
                                                    Stein Roe from Sept. 1994 to March 1998; first
                                                    vice president, corporate communications, of
                                                    Mellon Bank Corporation prior thereto

Kevin M. Carome, 42        Vice-President;          Associate general counsel and (since Feb. 1995) vice
                           Assistant Secretary      president of Liberty Financial; general counsel
                                                    and secretary of Stein Roe since Jan. 1998

Lindsay Cook, 46 (1)       Trustee                  Executive vice president of Liberty Financial
                                                    since March 1997; senior vice president prior thereto

Douglas A. Hacker, 42 (3)  Trustee                  Senior vice president and chief financial officer
                                                    of UAL, Inc. (airline) since July 1994; senior vice
                                                    president - finance of UAL, Inc. prior thereto

Loren A. Hansen, 50        Executive Vice-President Chief investment officer/equity of Colonial
                                                    Management Associates, Inc. since 1997; executive
                                                    vice president of Stein Roe since Dec. 1995; vice
                                                    president of The Northern Trust (bank) prior thereto

Janet Langford Kelly,40(3) Trustee                  Senior vice president, secretary and general counsel
                                                    of Sara Lee Corporation (branded, packaged, consumer-
                                                    products manufacturer) since 1995; partner of Sidley &
                                                    Austin (law firm) prior thereto

Charles R. Nelson, 56 (3)  Trustee                  Van Voorhis Professor of Political Economy of the
                                                    University of Washington

Nicolette D. Parrish, 48   Vice-President;          Senior legal assistant for Stein Roe
                           Assistant Secretary

Sharon R. Robertson, 36    Controller               Accounting manager for Stein Roe's Mutual Funds
                                                    division

Janet B. Rysz, 42          Assistant Secretary      Assistant secretary of Stein Roe

Thomas C. Theobald, 61 (3) Trustee                  Managing director of William Blair Capital Partners
                                                    (private equity fund) since 1994; chief executive
                                                    officer and chairman of the Board of Directors of
                                                    Continental Bank Corporation prior thereto

Scott E. Volk, 27          Treasurer                Financial reporting manager for Stein Roe's Mutual
                                                    Funds division since Oct. 1997; senior auditor with
                                                    Ernst & Young LLP from Sept. 1993 to April 1996 and
                                                    from Oct. 1996 to Sept. 1997; financial analyst with
                                                    John Nuveen & Company Inc. from May 1996 to Sept. 1996

Heidi J. Walter, 31        Vice-President;Secretary Vice President of Stein Roe since March 1998; senior legal counsel for Stein Roe since Feb. 1998; legal
                                                    counsel for Stein Roe from March 1995 to Jan. 1998;
                                                    associate with Beeler Schad & Diamond PC (law firm),
                                                    prior thereto

Hans P. Ziegler, 57        Executive Vice-President Chief executive officer of Stein Roe since May, 1994;
                                                    president of the Investment Counsel division of Stein
                                                    Roe prior thereto


Margaret O. Zwick, 32      Assistant Treasurer      Project manager for Stein Roe since April 1997;
                                                    compliance manager, August 1995 to April 1997;
                                                    compliance accountant, January 1995 to July 1995;
                                                    section manager, January 1994 to January 1995;
                                                    supervisor prior thereto

---------
(1) Trustee who is an "interested person" of Base Trust and of Stein Roe, as defined in the 1940 Act.
(2) Member of the Executive Committee of the Board of Trustees, which is authorized to exercise all powers of the Board with certain statutory exceptions.
(3) Member of the Audit Committee of the Board, which makes recommendations to the Board regarding the selection of auditors and confers with the auditors regarding the scope and results of the audit.


Each trustee and officer of Base Trust holds the same position with Stein Roe Municipal Trust, Stein Roe Investment Trust, Stein Roe Income Trust, Stein Roe Advisor Trust, Stein Roe Institutional Trust, Stein Roe Trust, Stein Roe Floating Rate Income Trust, Stein Roe Institutional Floating Rate Income Trust and Stein Roe Floating Rate Limited Liability Company, other investment companies managed by Stein Roe. The address of Mr. Boyd is 2900 Golf Road, Rolling Meadows, Illinois 60008; that of Mr. Cook is 600 Atlantic Avenue, Boston, Massachusetts 02210; that of Mr. Hacker is P.O. Box 66100, Chicago, IL 60666; that of Ms. Kelly is Three First National Plaza, Chicago, IL 60602; that of Mr. Nelson is Department of Economics, University of Washington, Seattle, Washington 98195; that of Mr. Theobald is Suite 3300, 222 West Adams Street, Chicago, IL 60606; and that of the officers is One South Wacker Drive, Chicago, Illinois 60606.

Officers and trustees affiliated with Stein Roe serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee thereof attended. Base Trust has no retirement or pension plan. The following table sets forth compensation paid during the year ended June 30, 1998 to the trustees:

                                          Compensation from the
                                          Stein Roe Fund Complex*
                                          -----------------------
                  Aggregate Compensation     Total       Average
Name of Trustee       from the Trust      Compensation  Per Series
------------------- --------------------  ------------  ----------
Timothy K. Armour**       -0-                 -0-           -0-
Thomas W. Butch**         -0-                 -0-           -0-
Lindsay Cook              -0-                 -0-           -0-
Kenneth L. Block**      $14,550           $  49,000       $1,114
William W. Boyd          42,902             124,552        2,831
Douglas A. Hacker        42,598             120,198        2,732
Janet Langford Kelly     40,000             117,000        2,659
Francis W. Morley**      14,550              49,000        1,114
Charles R. Nelson        42,552             124,202        2,823
Thomas C. Theobald       42,598             120,198        2,732
___________________
 * At June 30, 1998, the Stein Roe Fund Complex consisted of 13 series of Base Trust, four series of Stein Roe Income Trust, one series of Stein Roe Trust, four series of Stein Roe Municipal Trust, 11 series of Stein Roe Investment Trust, 10 series of Stein Roe Advisor Trust, and one series of Stein Roe Institutional Trust.
 **Messrs. Block and Morley retired as trustees on Dec. 31, 1997.
   Mr. Armour resigned as a trustee and Mr. Butch was elected a trustee on April 14, 1998.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------------------------------------------------------------

As of September 30, 1998, the only persons known by Base Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

                                                           Percentage of
                                                            Outstanding
Name                                Portfolio              Interests Held
---------------------------------   ----------------------- -------------
Colonial Municipal Money Market
  Fund                           SR&F Municipal Money Portfolio   11.67%
Stein Roe Municipal Money
  Market Fund                    SR&F Municipal Money Portfolio   88.33
Stein Roe High-Yield Municipals  SR&F High-Yield
  Fund                             Municipals Portfolio           99.39
Colonial Money Market Fund       SR&F Cash Reserves Portfolio     34.34
Stein Roe Cash Reserves Fund     SR&F Cash Reserves Portfolio     65.66
Stein Roe Intermediate Bond Fund SR&F Intermediate Bond Portfolio 99.24
Stein Roe Income Fund            SR&F Income Portfolio            99.98
Stein Roe Institutional Client
  High Yield Fund                SR&F High Yield Portfolio        50.64
Stein Roe High Yield Fund        SR&F High Yield Portfolio        47.71
Stein Roe Growth & Income Fund   SR&F Growth & Income Portfolio   99.43
Stein Roe International Fund     SR&F International Portfolio     99.75
Stein Roe Young Investor Fund    SR&F Growth Investor Portfolio   94.94
Stein Roe Advisor Young
  Investor Fund                  SR&F Growth Investor Portfolio    5.06
Stein Roe Special Venture Fund   SR&F Special Venture Portfolio   99.93
Stein Roe Balanced Fund          SR&F Balanced Portfolio          99.95
Stein Roe Growth Stock Fund      SR&F Growth Stock Portfolio      84.17
Stein Roe Advisor Growth
  Stock Fund                     SR&F Growth Stock Portfolio      15.83
Stein Roe Special Fund           SR&F Special Portfolio           99.98


The address of Colonial Municipal Money Market Fund and Colonial
Money Market Fund is One Financial Center, Boston, Massachusetts
02111, and the address of the other Funds is One South Wacker
Drive, Chicago, Illinois 60606.

ITEM 16.  INVESTMENT MANAGEMENT AND ADMINISTRATIVE SERVICES.
------------------------------------------------------------

Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio from "Investment Advisory Services," "Custodian," and "Transfer
Agent" in the SAI relating to its Feeder Fund.

BOOKKEEPING AND ACCOUNTING AGREEMENT
Pursuant to a separate agreement with Base Trust, Stein Roe receives a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. The tables below show fees paid under this agreement by the Portfolios over the last three fiscal years:

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/98     6/30/97     6/30/96
-------------------------------  ----------  ----------  ----------
SR&F Municipal Money Portfolio    $27,339     $27,274     $20,746
SR&F High-Yield Municipals
  Portfolio                        13,135         N/A         N/A
SR&F Cash Reserves Portfolio       13,248         N/A         N/A
SR&F Intermediate Bond Portfolio   13,960         N/A         N/A
SR&F Income Portfolio              14,192         N/A         N/A
SR&F High Yield Portfolio          25,338      16,664         N/A

                                 Year Ended  Year Ended  Year Ended
Portfolio                         6/30/97     6/30/96     6/30/95
-------------------------------  ----------  ----------  ----------
Balanced Portfolio                $20,314       N/A         N/A
Growth & Income Portfolio          20,935       N/A         N/A
Growth Stock Portfolio             24,844       N/A         N/A
Growth Investor Portfolio          22,443       N/A         N/A
Special Portfolio                  35,230       N/A         N/A
Special Venture Portfolio          19,000       N/A         N/A
International Portfolio            18,344       N/A         N/A


INDEPENDENT AUDITORS

The independent auditors for SR&F Cash Reserves Portfolio, the Municipal Portfolios and the Bond Portfolios are Ernst & Young LLP, 233 South Wacker Drive, Chicago, Illinois 60606; the independent public accountants for each Equity Portfolio are Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois 60603. The auditors audit and report on the Portfolios' annual financial statements, review certain regulatory reports and the Portfolios' federal income tax returns, and perform other professional accounting, auditing, tax and advisory services when engaged to do so by Base Trust.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

Registrant incorporates by reference information concerning the brokerage practices of each Portfolio from "Portfolio
Transactions" in the SAI relating to its Feeder Fund.


ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------
Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Upon liquidation or dissolution of Base Trust, investors are entitled to share pro rata in the net assets available for distribution to its investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.


Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the 1940 Act. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the 1940 Act or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.


Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine.

Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company ("RIC") as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust ("MBT") or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a MBT or otherwise reorganize as an entity treated as a corporation under the Code and to elect RIC status without a vote of the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.

ITEM 19.  PURCHASE, REDEMPTION, AND PRICING OF SECURITIES.
---------------------------------------------------------
Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as of 3:00 p.m. (Central time) on each day the New York Stock Exchange is open for trading.

The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.


Each of SR&F Cash Reserves Portfolio and SR&F Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain the net asset values of its Feeder Funds at $1.00 per share. Registrant incorporates by reference "Additional Information on the Determination of Net Asset Value" in the SAIs relating to the Feeder Funds of such Portfolios.


ITEM 20.  TAX STATUS.
---------------------

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.

The fiscal year end of SR&F Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30, and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.


It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.


In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. For certain Portfolios with fiscal years beginning before August 5, 1997, gains realized on the sale or other disposition of any of the following held for less than three months must be limited to less than 30% of its annual gross income: (1) stock or securities, (2) options, futures, or forward contracts (other than on foreign currencies), and (3) foreign currencies and currency forward contracts that are not directly related to its principal business of investing in stocks, securities, and options and futures with respect to stocks or securities. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them. In order to avoid realizing excessive gains on securities held less than three months, a Portfolio may be required to defer the closing out of certain positions beyond the time when it would otherwise be advantageous to do so.

Registrant incorporates by reference information concerning taxes for each Portfolio from "Additional Income Tax Considerations" in the SAI relating to its Feeder Fund.


ITEM 21.  UNDERWRITERS.
-----------------------
Inapplicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------
Inapplicable.

ITEM 23.  FINANCIAL STATEMENTS.
-------------------------------

SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High-Yield Portfolio. Please refer to the Financial Statements (investments as of June 30, 1998, statements of assets and liabilities as of June 30, 1998, statements of operations and statements of changes in net assets for the period ended June 30, 1998, and notes thereto) and reports of independent auditors, which are contained in the June 30, 1998 annual reports of their respective Feeder Funds

SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio. Please refer to (1) the audited Financial Statements (investments as of Sept. 30, 1997, balance sheets as of Sept. 30, 1997, statements of operations and statements of changes in net assets for the period ended Sept. 30, 1997, and notes thereto) and reports of independent public accountants, which are contained in the Sept. 30, 1997 annual reports of their respective Feeder Funds; and (2) the unaudited Financial Statements (investments as of March 31, 1998, balance sheets as of March 31, 1998, statements of operations and statements of changes in net assets for the period ended March 31, 1998, and notes thereto), which are contained in the March 31, 1998 semiannual reports of their respective Feeder Funds.

The Financial Statements (but no other material from the reports) are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.

                              PART C
                          OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------
(a) Financial Statements
    1. Financial statements included in Part A:  None.
    2. Financial statements included in Part B:
       A. SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High Yield Portfolio: Financial Statements (investments as of June 30, 1998, statements of assets and liabilities as of June 30, 1998, statements of operations for the period ended June 30, 1998, and statements of changes in net assets for the periods ended June 30, 1998, and notes thereto) and reports of independent auditors are incorporated by reference to the June 30, 1998 annual reports of their respective Feeder Funds.
       B. SR&F Balanced Portfolio, SR&F Growth & Income Portfolio, SR&F Growth Stock Portfolio, SR&F Special Portfolio, SR&F Special Venture Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio:
          (1) Audited Financial Statements (investments as of Sept. 30, 1997, balance sheets as of Sept. 30, 1997, statements of operations and statements of changes in net assets for the period ended Sept. 30, 1997, and notes thereto) and reports of independent public accountants are incorporated by reference to the Sept. 30, 1997 annual reports of their respective Feeder Funds.
          (2) Unaudited Financial Statements (investments as of March 31, 1998, balance sheets as of March 31, 1998, statements of operations and statements of changes in net assets for the period ended March 31, 1998, and notes thereto) are incorporated by reference to the March 31, 1998 semiannual reports of their respective Feeder Funds.

(b) Exhibits [Note: As used herein, the term "Registration Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the 1940 Act, File No. 811-7996.]
    1. Declaration of Trust of Registrant as amended through August 1, 1995. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*
    2. (a) By-Laws of Registrant. (Exhibit 2 to Amendment No. 2 to Registration Statement.)*
       (b) Amendment to By-Laws dated 2/4/98.
    3. Inapplicable.
    4. Inapplicable.
    5. Management Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through 11/1/96. (Exhibit 5 to Amendment No. 5 to Registration Statement.)*
    6. Inapplicable pursuant to Instruction F.4 to Form N-1A.
    7. Inapplicable.
    8. Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit 8 to Amendment No. 2 to Registration Statement.)*

    9. (a) Investor Service Agreement between Registrant and SteinRoe Services Inc. as amended through 11/1/96. (Exhibit 9(a) to Amendment No. 5 to Registration Statement.)*
       (b) Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated as amended through 11/1/96. (Exhibit 9(b) to Amendment No. 6 to Registration Statement.)*
    10. Inapplicable pursuant to Instruction F.4 of Form N-1A. (Exhibit 9(b) to Amendment No. 5 to Registration Statement.)*
    11. Consents of Ernst & Young LLP and Arthur Andersen LLP.
    12. Inapplicable pursuant to Instruction F.4 of Form N-1A.
    13. Inapplicable.
    14. Inapplicable.
    15. Inapplicable.
    16. Inapplicable.
    17. Financial data schedules:
        (a) SR&F Municipal Money Market Portfolio.
        (b) SR&F Growth & Income Portfolio.
        (c) SR&F International Portfolio.
        (d) SR&F Growth Investor Portfolio.
        (e) SR&F Special Venture Portfolio.
        (f) SR&F Balanced Portfolio.
        (g) SR&F Growth Stock Portfolio.
        (h) SR&F Special Portfolio.
        (i) SR&F High Yield Portfolio.
        (j) SR&F Intermediate Bond Portfolio
        (k) SR&F Income Portfolio
        (l) SR&F High-Yield Municipals Portfolio
        (m) SR&F Cash Reserves Portfolio
    18. Inapplicable
________________________________
*Incorporated by reference.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.
------------------------------------------------------------
The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.
------------------------------------------

                                    Number of Record Holders as
Title of Class                               of 9/1/98
----------------------------------  --------------------------
SR&F Municipal Money Market Portfolio            2
SR&F Growth & Income Portfolio                   2
SR&F High-Yield Municipals Portfolio             2
SR&F Growth Stock Portfolio                      2
SR&F Cash Reserves Portfolio                     2
SR&F Growth Investor Portfolio                   2
SR&F Intermediate Bond Portfolio                 2
SR&F Special Portfolio                           2
SR&F Income Portfolio                            2
SR&F Special Venture Portfolio                   2
SR&F High Yield Portfolio                        3
SR&F International Portfolio                     2
SR&F Balanced Portfolio                          2

ITEM 27.  INDEMNIFICATION.
--------------------------
Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit 1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by Stein Roe, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Colonial Tax-Exempt Money Market Fund ("Colonial Fund"), a series of Colonial Trust IV ("Colonial Trust") invests substantially all of its assets in SR&F Municipal Money Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Colonial Trust ("Colonial Registration Statement") on behalf of Registrant insofar as the Colonial Registration Statement relates to Colonial Fund, and Colonial Trust, on behalf of Colonial Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
---------------------------------------------------------------
Stein Roe is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), which is a majority owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Equity Corporation, which is a wholly owned subsidiary of Liberty Mutual Insurance Company. Stein Roe acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe & Farnham
Incorporated and to the section of the SAI (part B) entitled
"Investment Management and Administrative Services."

Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI and of the Registrant, Stein Roe Income Trust, Stein Roe Investment Trust, Stein Roe Municipal Trust, Stein Roe Advisor Trust, Stein Roe Institutional Trust, Stein Roe Trust, SteinRoe Variable Investment Trust, Liberty Variable Investment Trust and LFC Utilities Trust, investment companies managed by Stein Roe. A list of such capacities is given below. (The listed entities are located at

One South Wacker Drive, Chicago, Illinois 60606, except for SteinRoe Variable Investment Trust and Liberty Variable Investment Trust which are located at 600 Atlantic Avenue, Boston, Massachusetts 02210, and LFC Utilities Trust which is located at One Financial Center, Boston, Massachusetts 02111.)


                                                 POSITION FORMERLY
                                                    HELD WITHIN
                      CURRENT POSITION              PAST TWO YEARS
                      -------------------           --------------
STEINROE SERVICES INC.
Gary A. Anetsberger   Vice President
Kenneth J. Kozanda    Vice President; Treasurer
Kenneth R. Leibler    Director
C. Allen Merritt, Jr. Director; Vice President
Heidi J. Walter       Vice President; Secretary
Hans P. Ziegler       Director; President; Chairman

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Thomas W. Butch       President; Trustee            Executive V-P
Kevin M. Carome       Vice-President; Asst. Secy.
Loren A. Hansen       Executive Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEIN ROE INCOME TRUST; STEIN ROE INSTITUTIONAL TRUST; AND
STEIN ROE TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Thomas W. Butch       President; Trustee            Exec. V-P; V-P
Kevin M. Carome       Vice-President; Asst. Secy.
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Steven P. Luetger                                   Vice-President
Lynn C. Maddox        Vice-President
Jane M. Naeseth       Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEIN ROE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
David P. Brady        Vice-President
Thomas W. Butch       President; Trustee            Exec. V-P; V-P
Daniel K. Cantor      Vice-President
Kevin M. Carome       Vice-President; Asst. Secy.
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
David P. Harris       Vice-President
Harvey B. Hirschhorn  Vice-President
Eric S. Maddix        Vice-President

Lynn C. Maddox        Vice-President
Arthur J. McQueen     Vice-President
M. Gerard Sandel      Vice-President
Gloria J. Santella    Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
David P. Brady        Vice-President
Thomas W. Butch       President; Trustee            Exec. V-P; V-P
Daniel K. Cantor      Vice-President
Kevin M. Carome       Vice-President; Asst. Secy.
E. Bruce Dunn                                       Vice-President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
David P. Harris       Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Eric S. Maddix        Vice-President
Lynn C. Maddox        Vice-President
Arthur J. McQueen     Vice-President
M. Gerard Sandel      Vice-President
Gloria J. Santella    Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEIN ROE MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Sr. Vice-President            Treasurer
Thomas W. Butch       President; Trustee            Exec. V-P; V-P
Kevin M. Carome       Vice-President; Asst. Secy.
Joanne T. Costopoulos Vice-President
Loren A. Hansen       Executive Vice-President
Lynn C. Maddox        Vice-President
Veronica M. Wallace   Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEINROE VARIABLE INVESTMENT TRUST
Gary A. Anetsberger   Treasurer
Kevin M. Carome       Assistant Secretary
E. Bruce Dunn                                       Vice President
Erik P. Gustafson     Vice President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy                                  Vice President
Jane M. Naeseth       Vice President
William M. Wadden IV  Vice President

LFC UTILITIES TRUST
Gary A. Anetsberger   Vice President

Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President

LIBERTY VARIABLE INVESTMENT TRUST
Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President
Kevin M. Carome       Vice President

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Senior Vice-President
Thomas W. Butch       President; Manager
Kevin M. Carome       Vice-President; Assistant Secretary
Loren A. Hansen       Executive Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

STEIN ROE FLOATING RATE INCOME TRUST; STEIN ROE INSTITUTIONAL
FLOATING RATE INCOME TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger   Senior Vice-President
Thomas W. Butch       President; Trustee
Kevin M. Carome       Vice-President; Assistant Secretary
Brian W. Good         Vice-President
James R. Fellows      Vice-President
Loren A. Hansen       Executive Vice-President
Heidi J. Walter       Vice-President; Secretary
Hans P. Ziegler       Executive Vice-President

ITEM 29.  PRINCIPAL UNDERWRITERS.
--------------------------------
Inapplicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------
Heidi J. Walter, Vice-President and Secretary
SR&F Base Trust
One South Wacker Drive
Chicago, Illinois  60606

ITEM 31.  MANAGEMENT SERVICES.
------------------------------
None.

ITEM 32.  UNDERTAKINGS.
-----------------------
Inapplicable.

                             SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 30th day of October, 1998.

                               SR&F BASE TRUST

                               By:  THOMAS W. BUTCH
                                    Thomas W. Butch
                                    Trustee and President

                          SR&F BASE TRUST
       INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number   Description

2(b)     Amendment to By-Laws

11       Consents of Ernst & Young LLP and Arthur Andersen LLP

17       Financial data schedules:
  (a)    SR&F Municipal Money Market Portfolio
  (b)    SR&F Growth & Income Portfolio
  (c)    SR&F International Portfolio
  (d)    SR&F Growth Investor Portfolio
  (e)    SR&F Special Venture Portfolio
  (f)    SR&F Balanced Portfolio
  (g)    SR&F Growth Stock Portfolio
  (h)    SR&F Special Portfolio
  (i)    SR&F High Yield Portfolio
  (j)    SR&F Intermediate Bond Portfolio
  (k)    SR&F Income Portfolio
  (l)    SR&F High-Yield Municipals Portfolio
  (m)    SR&F Cash Reserves Portfolio